EXHIBIT
                                                       10(iii)(a)
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               MANAGEMENT INCENTIVE UNIT PLAN OF INGERSOLL-RAND COMPANY
                         As Amended Effective January 1, 1980


          I.   Purpose

               The purpose of this Plan is to provide additional incentive which will enable the Company to attract to and retain in its employment over the years persons of outstanding competence, and to promote the stockholder point of view among key employees of the Company.

          II.  Definitions

               (a) "Company" means Ingersoll-Rand Company or any company successor thereto by merger, consolidation, or other reorganization which has made provision for adoption of this Plan and the assumption of the Company's obligations thereunder.

               (b) "Subsidiary" means any corporation more than 50 per cent of whose total combined voting stock of all classes is owned by the Company or by another corporation qualifying as a subsidiary within this definition.

               (c) "Common Stock" means shares of the common stock of Ingersoll-Rand Company.

               (d) "Committee" means the committee appointed by the Board of Directors of the Company pursuant to Article III hereof.

               (e) "Common Stock Equivalents" shall provide the holder with such of the rights and benefits of the actual owner of shares of Common Stock as the Board of Directors may determine, including the right to receive dividends and the right to receive the amount of appreciation in value, if any, on such shares of Common Stock from the date the grant of such Common Stock Equivalents became effective until they become payable to the Participant.

               (f) "Disability" means such term as defined under the pension, retirement or appropriate benefit plan or plans of the Company or a Subsidiary applicable to the Participant.





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               (g)  "Dividend Equivalents" means a right to receive
          immediately or on a deferred basis, whether or not subject to forfeiture, an amount not exceeding one-half of the dividends paid or payable on a share of Common Stock subject to a Unit.

               (h) "Employee" means any person, including an officer of the Company (whether or not he is also a director thereof), who is (1) employed by the Company or a subsidiary on a full-time basis, (2) primarily compensated for such employment by a regular salary or by commissions on sales or both, and (3) in the opinion of the Committee, is one of the key personnel of the Company in a position to contribute materially to its continued growth and development and to its future financial success. The term does not include persons who are retained by the Company as consultants only.

               (i) "Participant" means an employee who is awarded Management Incentive Units hereunder.

               (j) "Retirement" means such term as defined under the pension or retirement plan or plans of the Company or a Subsidiary applicable to the Participant, pursuant to which he is or will, upon such retirement, be entitled to receive retirement benefits.

               (k) "Termination Date" shall mean the date of termination of a Participant's employment with the Company by death, retirement, resignation, discharge or otherwise.

               (l) "Fair Market Value" of the Common Stock shall be, as applied to any date, the mean between the high and low sales prices, regular way, of a share of Common Stock on such date as reported on the Composite Tape, or, if no such sales were made on such date, on the next preceding date on which there were such sales of Common Stock as reported on the Composite Tape.

          III. Administration and Eligibility

               (a) The Board of Directors of the Company shall appoint a Committee consisting of three or more members of the Board, who shall serve at the pleasure of the Board of Directors, to administer, construe and interpret this Plan. No member of the Committee shall be liable for any act done or determination made in good faith. No member of the Committee shall participate in



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          any determination either to award himself Management Incentive
          Units or to accelerate benefits to him pursuant to Article XI hereof.

               (b) The construction and interpretation by the Committee of any provision of this Plan shall be final and conclusive. It shall determine, subject to the provisions of this Plan:

                    (i) The Employees who shall participate in the Plan from time to time; and

                    (ii) The number of Management Incentive Units
                         (sometimes herein called "Units") to be set aside for each Participant.

               (c) The Committee may, in its discretion, delegate its duties to an officer or employee, or a committee composed of officers or employees of the Company, except that it may not delegate its authority to construe and interpret this Plan, or to make the determinations specified in Items (i) and (ii) of Paragraph (b) of this Article III, or in Articles XI and XII.

          IV.  Establishment of Management Incentive Units

               The Company shall set up an appropriate record (hereinafter called the "Incentive Ledger") and thereafter from time to time enter therein an account in the name of each Participant, showing the number of Units awarded to him by the Committee, and an amount equivalent to the Fair Market Value of an equal number of shares of Common Stock on the day such Units were awarded him. Such latter amount shall not constitute a credit to the account of a Participant, but is to be used solely in the computation of credits, under certain circumstances, as hereinafter set forth.

          V.   Aggregate Number of Units

               The aggregate number of Units standing in the Incentive Ledger to the credit of Participants at any one time shall not exceed 600,000, and the aggregate number of Units awarded to any one Participant shall not exceed 10,000, provided, however, that upon termination of employment of any Participant for any cause including Retirement, any Units theretofore awarded to him shall no longer be considered outstanding for the purposes of the limitations of this Article V only.



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          VI.  Payment or Crediting of Amounts Related to Cash Dividends

               So long as this Plan remains in effect, the Company shall pay to each Participant throughout the term of his employment with the Company or a subsidiary, amounts equal to one-half of the dividends paid in cash from time to time on issued and outstanding shares of Common Stock equal to the number of Units in his account, so that the amount of each such payment will be equivalent to one-half of the cash dividends which the Participant would have received had he been the owner of the number of shares of Common Stock equal to the number of Units in his account, provided, however, that if the Committee in its sole discretion shall at any time so direct as to any Participant, such amounts shall thereafter not be paid to such Participant but shall be credited to his account in the Incentive Ledger. No such payment or credit shall be made with respect to any dividend paid after a Participant's Termination Date or after any date of termination of this Plan, even though the record date is prior thereto.

          VII. Credits to Accounts of Participants

               (a) Subject to the provisions of Paragraphs (b) to (g), inclusive, of this Article VII, there shall be credited to each Participant's account in the Incentive Ledger an amount which shall be equal to the excess, if any, of the aggregate Fair Market Value on his Termination Date of that number of shares of Common Stock which is equal to the number of Units then standing to his credit over the aggregate Fair Market Value of such shares on the date or dates the Units were awarded him; provided, however, that after a Unit has been held by a Participant for five years, instead of the foregoing credit provided in this Paragraph (a), there shall be credited to the Participant's account in the Incentive Ledger the same amounts with respect to each Unit theretofore and thereafter paid or credited to the Participant under the provisions of Article VI as of the dates of such payments or credits under Article VI, so long as the Unit continues to be held by the Participant. The provisions of this Paragraph (a) of Article VII shall be applicable to former Participants whose employment terminated before January 1, 1980 and who elected a Selected Value Date pursuant to Paragraph (c) below which had not yet occurred at said date.





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               (b)  Subject to the provisions of Article X, upon
          termination of a Participant's employment for any reason other than death, Disability or Retirement, no credit under Paragraph
          (a) of this Article VII shall be made to the Participant's account except and to the extent that the Committee, in its sole discretion, shall so authorize.

               (c) Upon termination of a Participant's employment by reason of death, Disability or Retirement within five years from the date of grant, he or his Beneficiary or Beneficiaries designated pursuant to Paragraph (b) of Article IX hereof shall have the option, to be exercised in writing filed with the Secretary of the Company on or before his Termination Date (or in the event of his death, within thirty days thereafter), to have his credit under the provisions of this Article VII determined by using the Fair Market Value of the Common Stock as of a Selected Value Date in lieu of his Termination Date; provided, however, that such Fair Market Value may not exceed the highest price at which a sale of the Common Stock was made on the New York Stock Exchange between the date such employee became a Participant and his Termination Date. The Selected Value Date shall be any date within a three-year period immediately following his Termination Date which he or his Beneficiary or Beneficiaries may designate by notice in writing to the Secretary of the Company not less than three days prior to the date so designated. If no such designation is made, then his Selected Value Date shall be the third anniversary of his Termination Date. If such option shall be exercised, no credit shall be made to such Participant's account in the Incentive Ledger under the provisions of this
          Article VII until the Selected Value Date, except as provided in Paragraphs (e) and (f) of this Article VII.

               (d) Any Participant whose employment is terminated for any reason other than death, Disability or Retirement within five years from the date of grant shall have an option to choose a Selected Value Date, as provided in Paragraph (c) of this Article VII, only if the Committee, in its sole discretion, shall so authorize.

               (e) If the Board of Directors of the Company shall terminate this Plan within five years from its effective date, no credit under the provisions of this Article VII shall be made thereafter to the account of any Participant; provided, however, that if the date of such termination occurs after a Participant's



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          Termination Date and prior to his Selected Value Date, then such
          Participant shall be entitled to any credit resulting under the provisions of this Article VII from the use of the Fair Market Value of the Common Stock as of the date of termination of this Plan in lieu of such Participant's Selected Value Date.

               (f) If the Board of Directors of the Company shall terminate this Plan more than five years after its effective date, then each Participant who has not received a credit under the provisions of this Article VII shall be entitled to any credit resulting thereunder from the use of the Fair Market Value of the Common Stock on the date of termination of this Plan in lieu of each such Participant's Termination Date or Selected Value Date, as the case may be, and any credit so resulting shall be entered in the Incentive Ledger to the account of each such Participant as of the date of termination of this Plan, but no other credits shall be made thereafter to the account of any Participant.

               (g) Anything herein contained to the contrary notwithstanding, the amount which may be credited to the account of a Participant under the provisions of this Article VII shall not exceed the aggregate of all amounts theretofore either paid to such Participant or credited to his account under the provisions of Article VI hereof.

          VIII.  Dividend Equivalents

                 (a) In lieu of the credits provided in Article VII, the Committee may provide that an amount equivalent to not more than one-half of the cash dividend which the Participant would have received had he been the owner of a number of shares of Common Stock equal to the number of Units in his account shall be credited to his account in the Incentive Ledger as Dividend Equivalents. Such determination may be made either at the time of granting of a Unit or at any time thereafter, and if granted after the award of such Unit, such determination may be made retroactive to the date of the award of such Unit upon cancellation of any amounts credited or reflected in the Participant's account under Article VII. Such determination may contain such provisions and be subject to such terms and conditions as the Committee may direct. Dividend Equivalents may be payable or credited either in cash or in Common Stock Equivalents. If credited in Common Stock Equivalents, they shall



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          be credited at the Fair Market Value of an equal number of shares of Common Stock on the day of such crediting. The Committee may provide that any amounts representing dividends earned by Common Stock Equivalents may be paid either currently or in the future in cash or that they may be represented by further Common Stock Equivalents, or both. In the event that dividends on Common
          Stock Equivalents are paid in further Common Stock Equivalents, the latter shall be charged against the limit contained in
          Article V. As used in the Plan the words Unit or Units shall include Dividend Equivalents where appropriate in the context, including, without limitation, references to a Participant's account in the Incentive Ledger.

               (b) Upon termination of a Participant's employment for any reason other than death, Disability or Retirement, the Participant's interest in amounts theretofore credited to his account under Paragraph (a) of this Article VIII and not theretofore vested under Article X shall be cancelled, except and to the extent that the Committee, in its sole discretion, shall otherwise determine. Upon termination of employment for any reason where benefits have been vested pursuant to Article X, such vested amounts shall be payable as provided in Article IX. If such vested amounts have been credited to the account of the Participant in Common Stock Equivalents, unless the Committee, in its sole discretion, shall otherwise determine, no further amounts with respect to dividends paid on a share of Common Stock shall be credited with respect to such Common Stock Equivalents, regardless of whether the record date for said dividend occurs before or after the Participant's Termination Date, and the Fair Market Value of said Common Stock Equivalents shall be determined at said Termination Date. Amounts payable to the Participant thereafter with respect to said Common Stock Equivalents under
          Article IX shall not exceed the Fair Market Value as so determined at the Participant's Termination Date. However, the Committee, in its sole discretion, may permit said Common Stock Equivalents to retain any or all their characteristics until fully paid out following termination of employment.










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          IX.  Payment of Benefits

               (a) Upon termination of a Participant's employment there shall be paid to him, or in the event of his death, to the Beneficiary or Beneficiaries designated under the provisions of Paragraph (b) of this Article IX, the amount then standing to his credit or thereafter credited to him in the Incentive Ledger under the provisions of Article VI and Paragraph (a) of Article XII hereof and the amounts vested under Article X. The amounts so credited shall be payable in quarter-annual installments over a ten-year period. In the case of termination of employment by reason of death, Disability or Retirement, the payment of such amounts shall commence within three months after the Participant's Termination Date. In the event a Participant's employment with the Company shall have terminated for any other reason, the payment of such amounts shall commence upon the occurrence of what would have been the Participant's normal retirement date under the then existing pension plan of the Company or a Subsidiary which had been applicable to him, unless the Committee shall, in its sole discretion, determine to commence payments earlier. The Committee may, in its sole discretion, with the written consent of the Participant, if living, and of each Beneficiary then designated by him or if the Participant be not then living, with the written consent of each of his Beneficiaries, or if none of them shall be then living, with the written consent of the Participant's executors or administrators, pay in one lump sum the amount payable or reduce the period of time and the number of installments during which the payments referred to in this Paragraph (a) of Article IX shall be made. The aforesaid payments shall be made under such terms and conditions as the Committee may direct.

               (b) Each person upon becoming a Participant shall file with the Secretary of the Company a notice in writing designating one or more Beneficiaries to whom payments otherwise due the Participant shall be made in the event of his death. In case of a failure to designate a Beneficiary, or if all designated Beneficiaries shall die before all payments have been made then any remaining payments shall be made to the Participant's executors or administrators.







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          X.   Vesting

               (a) If the Committee, in its sole discretion, shall so determine, amounts credited to a Participant's account in the Incentive Ledger under Articles VII and VIII may vest in whole or in part five years from the dates as of which such amounts are credited. In the event that such amounts have been credited in cash, the amount vested shall be the cash credit to the Participant's account. If credited in Common Stock Equivalents, the number of Common Stock Equivalents credited shall be the amount vested. If the Committee, in its sole discretion, shall so determine, amounts earned and credited on said vested Common Stock Equivalents, both before and after the date of their vesting, shall also vest in accordance with such terms and conditions as the Committee may direct.

               (b) All other amounts credited to the Participant's account in the Incentive Ledger shall vest upon death, Disability or Retirement, subject to the limitations of Article VII, if applicable.

          XI.  Acceleration of Payment of Benefits

               Anything herein contained to the contrary notwithstanding, at any time after five years from the effective date of this Plan the Committee may in its sole discretion, if it determines that unusual circumstances exist and that it would be in the best interest of a Participant and of the Company, accelerate the payment of benefits to such Participant by paying to him in one sum in cash:

               (a) The amount, if any, credited to his account in the Incentive Ledger under the provisions of Articles VI, VII and VIII,

               (b) The amount, if any, credited to his account in the Incentive Ledger under the provisions of Paragraph (a) of Article XII, and

               (c) Under Article VII if applicable, an amount which shall be equal to the excess of the aggregate Fair Market Value on the date of such Committee action, of that number of shares of Common Stock which is equal to the number of Units then standing to the credit of such Participant over the aggregate Fair Market Value



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          of such shares on the date or dates the Units were awarded to him; provided, however, that the amount of such payment under this clause (c) may not exceed the aggregate of all amounts theretofore either paid to such Participant or credited to his account under the provisions of Article VI hereof.

          At the time of making such payment the Units in respect of which such amount was paid shall be cancelled and the Participant shall have no further rights with respect to such Units.

          XII. Limitation of Rights

               (a) The Committee may at any time prior to a Participant's Termination Date cancel some or all of the Units standing to his credit in the Incentive Ledger and thereafter the rights of such Participant shall be limited to rights accruing in respect of such number of Units, if any, as shall remain to his credit in the Incentive Ledger; provided, however, that if such action shall be taken later than five years after the effective date of this Plan and within five years from the date of grant, there shall be credited to the account of such Participant in the Incentive Ledger with respect to amounts credited under Article VII, an amount which shall be equal to the excess of the aggregate Fair Market Value on the date of such Committee action, of that number of shares of Common Stock which is equal to the number of Units so cancelled over the aggregate Fair Market Value of such shares on the date or dates the Units so cancelled were awarded to him; and provided further, that the amount of such credit may not exceed the aggregate of all amounts theretofore either paid to such Participant or credited to his account under the provisions of Article VI hereof in respect only of the number of Units so cancelled; and in the event of such action five years after the date of grant, there shall be credited to the account of such Participant in the Incentive Ledger other amounts credited under Articles VII and VIII.

               (b) Nothing in this Plan contained shall be construed to:

                    (i) Give any employee of the Company or a subsidiary any right to be awarded any Units except in the sole discretion of the Committee;

                   (ii) Give a Participant any rights whatsoever with respect to shares of Common Stock of the Company;



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                  (iii)  Limit in any way the right of the Company or a
                         Subsidiary to terminate a Participant's employment at any time; or

                   (iv) Be evidence of any agreement or understanding, express or implied, that the Company or a subsidiary will employ a Participant in any particular position or at any particular rate of remuneration, or for any period of time.

          XIII.  Adjustment in Number of Units

                 In the event of any stock dividend on the Common Stock or any split-up or combination of shares of the Common Stock, appropriate adjustment shall be made by the Committee in the aggregate number of Units which may be awarded under this Plan, in the maximum number of Units which may be awarded to any one Participant, and in the number of Units standing to the credit of each Participant in the Incentive Ledger; provided, however, that the Committee shall not be required to establish any fractional Units.

          XIV.  Non-Alienation of Benefits

                No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease and determine, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

          XV.   Amendment or Termination of Plan

                (a) The Board of Directors may terminate this Plan at any time.



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                (b) The Board of Directors may amend this Plan at any time;
          except that:

                    (i) The aggregate number of Units which may be awarded to all Participants and the aggregate number of Units which may be awarded to any one Participant may not be increased except as provided in Article XIII hereof; and

                   (ii)  This Article XV may not be amended.

                (c) Any amendment or termination of this Plan shall not affect the rights of Participants or Beneficiaries to payments in accordance with Article IX of amounts standing to the credit of Participants in the Incentive Ledger at the time of such amendment or termination.

          XVI.  Effective Date of Plan

                This Plan shall become effective on such date as the Board of Directors may determine.


























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                             AMENDMENT TO THE MANAGEMENT
                    INCENTIVE UNIT PLAN OF INGERSOLL-RAND COMPANY
                              EFFECTIVE JANUARY 1, 1982




               Article VI of the Management Incentive Unit Plan of Ingersoll-Rand Company, as amended effective January 1, 1980, is further amended by deleting the last sentence of such Article and substituting the following:

                    "The Committee, in its sole discretion, shall determine whether and to what extent a Participant, following the Participant's Termination Date, shall be paid or credited with amounts equal to all or any part of the dividends paid by the Company in cash, from time to time, on issued and outstanding shares of Common Stock, equal to the number of Common Stock Equivalents in the Participant's account."























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                             AMENDMENT TO THE MANAGEMENT
                    INCENTIVE UNIT PLAN OF INGERSOLL-RAND COMPANY
                               EFFECTIVE MARCH 1, 1987

               The Management Incentive Unit Plan of Ingersoll-Rand Company, as amended effective January 1, 1980, and January 1, 1982, is further amended by deleting Article IX in its entirety and substituting the following new Article IX:

               IX.  Payment of Benefits

               a) Upon termination of a Participant's employment there shall be paid to him, or in the event of his death, to the Beneficiary or Beneficiaries designated under the provisions of Paragraph (b) of this Article IX, the amount then standing to his credit or thereafter credited to him in the Incentive Ledger under the provisions of Article VI and Paragraph (a) of Article XII hereof and the amounts vested under Article X. In the case of termination of employment by reason of death, disability or retirement, the payment of such amounts shall be made in one lump sum to Participants within one year following the Participant's Termination Date. In the event a Participant's employment with the Company shall have terminated for any other reason, the payment of such amounts shall be made on what would have been the Participant's normal retirement date under the then existing pension plan of the Company or a Subsidiary which had been applicable to him, unless the Committee shall, in its sole discretion, determine to commence payments earlier. The Committee may, in its sole discretion, with the written consent of the Participant, if living, or if the Participant be not then living, with the written consent of each of his Beneficiaries, or if none of them shall be then living, with the written consent of the Participant's executors or administrators, pay the amount payable in installments or such other manner as it may determine.

               (b) Each person upon becoming a Participant shall file with the Secretary of the Company a notice in writing designating one or more Beneficiaries to whom payment otherwise due the Participant shall be made in the event of his death. In case of a failure to designate a Beneficiary, or if all designated Beneficiaries shall have died before said payment has been made then it shall be made to the Participant's executors or administrators.
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                     Amendment of Management Incentive Unit Plan
                                          of
                                Ingersoll-Rand Company





               On June 3, 1987, the Board of Directors of the Company adopted the following resolution:

               RESOLVED,      that the Amendment enacted by the
                              Board of Directors on February 4,
                              1987, to Article IX of the MIU Plan of
                              Ingersoll-Rand Company be, and hereby
                              is rescinded effective immediately.































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